SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant |X|

Filed by a party other than the Registrant |_|

Check the appropriate box:

|X| Preliminary proxy statement.

|_| Definitive proxy statement.

|_| Definitive additional materials.

|_| Soliciting material under Rule 14a-12.

|_| Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

                             THE GERMANY FUND, INC.
                (Name of Registrant as Specified in Its Charter)

               ---------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule.

0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

THE GERMANY FUND, INC.

                                                               _______ __, 2005

Dear Stockholders:

         You are cordially invited to attend a Special Meeting of Stockholders (the "Meeting") of The Germany Fund, Inc. to be held at __:__ _.M., New York time, on __________ __, 2005 at the offices of Deutsche Asset Management, 345 Park Avenue, New York, New York. Your Board of Directors and management look forward to greeting personally those stockholders able to attend.

         Stockholders are being asked to approve a proposal to change the investment objective of the Fund to "seeking long-term capital appreciation primarily through investment in equity or equity-linked securities of companies domiciled in Europe that utilize the Euro currency." These currently consist of companies domiciled in the following 12 countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. As part of the investment change, your Fund would change its name to "The European Equity Fund, Inc." Under the proposed change, the Fund would also be able to invest up to 20% of the volume of its net assets in securities of issuers domiciled in European countries that do not use the Euro currency. Further information is provided in the attached Questions and Answers and in the proxy materials.

         If the investment change is approved by stockholders at the Meeting, your Fund will also conduct a tender offer for 20% of its outstanding shares at 95% of net asset value per share, which represents a premium over today's market price. The tender offer would commence within two months after stockholder approval of the investment change.

         YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. We urge you to complete, sign, date and mail the enclosed proxy, or vote using the telephone number on the enclosed proxy card, as soon as possible, even if you currently plan to attend the Meeting. If you hold your shares in a brokerage or bank account, your broker or bank may allow you to vote your shares by telephone or internet. Please consult the materials you receive from your broker or bank prior to voting by telephone or internet.

Sincerely,

Julian Sluyters
President and Chief Executive Officer

THE GERMANY FUND, INC.

QUESTIONS AND ANSWERS ABOUT THE PROPOSAL AND SPECIAL MEETING

Q: What is the Proposal?

A: You are being asked to approve an expansion of your Fund's investment objective so that it may invest at least 80% of its assets in companies of all countries that use the Euro currency, in addition to Germany. The Fund would also invest up to 20% of its assets in securities of issuers domiciled in European countries that do not use the Euro currency. If stockholders approve this change to the Fund's investment objective, it will also conduct a tender offer.

Q: Why has the Board recommended the change to the Fund's investment objective?

A: The Board of Directors, with advice from the Fund's manager and investment adviser, has determined that, particularly after the introduction of the Euro as a single currency and further steps toward European integration, investment opportunities available to the Fund should be expanded to include equities not only of German companies, but also a geographically broader range of companies.

Q: Why has the Board of Directors approved a tender offer, and why will there be a tender offer only if the investment objective is changed?

A: Although the Board of Directors believes that stockholders will benefit from the change to the Fund's investment objective, the Board also recognizes that some stockholders of the Fund may not wish to remain invested in a fund that does not invest primarily in German companies. For this reason, the Board has recommended a tender offer to provide additional liquidity for stockholders who wish to sell their shares, but only if the change to the investment objective is approved by stockholders. If the proposal is approved by stockholders, the Fund will buy back up to 20% of the Fund's shares at a price equal to 95% of net asset value per share as of the end of the tender period. If more than 20% of the Fund's shares are tendered, tendering stockholders will participate pro rata in the tender offer. Stockholder participation in the tender offer will be voluntary on the part of stockholders.

Q: How can I vote or authorize my vote to be cast?

A: You can vote in any one of four ways:

    o By sending the enclosed proxy card, signed and dated, to us in the enclosed envelope;

    o Through the Internet, if your broker or bank allows you to do so (you should consult the materials you receive from your broker or bank);

    o    By telephone, using the number listed on the enclosed proxy card; or

    o In person, by attending the Special Meeting discussed in the proxy materials.

Q: What should I do now?

A: We recommend that you vote your shares FOR the proposal. We urge you to vote as soon as possible using one of the first three methods listed above, even if you plan to attend the Meeting, so that the Fund does not incur additional costs to solicit proxies. Stockholders who may wish to tender their shares if the change to the investment objective is approved do not need to do anything at this time; further information on the tender offer, if it is to take place, will be provided after the Special Meeting.

                             THE GERMANY FUND, INC.
                                 345 PARK AVENUE
                            NEW YORK, NEW YORK 10154

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                              ___________ __, 2005



--------------------------------------------------------------------------------

To our Stockholders:

         Notice is hereby given that a Special Meeting of Stockholders (the "Meeting") of The Germany Fund, Inc., a Maryland corporation (the "Fund"), will be held at __:__ _.M., New York time, on ______ __, 2005 at the offices of Deutsche Asset Management, 345 Park Avenue, New York, New York, for the following purposes:

         1. To approve a change in the Fund's investment objective from "seeking long-term capital appreciation through investment primarily in equity or equity-linked securities of German companies" to "seeking long-term capital appreciation primarily through investment in equity or equity-linked securities of companies domiciled in Europe that utilize the Euro currency."

         2. To transact such other business as may properly come before the Meeting or any postponement or adjournment thereof, including any adjournment for the purpose of soliciting further votes in favor of the proposal.

         Only holders of record of Common Stock at the close of business on ______ __, 2005 are entitled to notice of, and to vote at, this Meeting or any postponement or adjournment thereof.

         If you have any questions or need additional information, please contact Georgeson Shareholder Communications Inc., the Fund's proxy solicitors, at 17 State Street, New York, New York 10004, or by telephone at 1-800-221-4215.

                                             By Order of the Board of Directors

                                             Carole Coleman
                                             Secretary

Dated: _____ __, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY AND PROMPTLY RETURN IT TO THE FUND. WE ASK YOUR COOPERATION IN MAILING IN YOUR PROXY PROMPTLY, SO THAT THE FUND DOES NOT INCUR ANY ADDITIONAL EXPENSES OF SOLICITATION OF PROXIES.

                             THE GERMANY FUND, INC.
                                 345 PARK AVENUE
                            NEW YORK, NEW YORK 10154

                         SPECIAL MEETING OF STOCKHOLDERS
                              ___________ __, 2005

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------

         This Proxy Statement is furnished by the Board of Directors of The Germany Fund, Inc. (the "Board of Directors" or "Board"), a Maryland corporation (the "Fund"), in connection with the solicitation of proxies for use at the Special Meeting of Stockholders (the "Meeting") to be held at __:__ _.M., New York time, on ______ __, 2005 at the offices of Deutsche Asset Management, 345 Park Avenue, New York, New York. The purpose of the Meeting and the matters to be considered are set forth in the accompanying Notice of Special Meeting of Stockholders.

         If the accompanying form of Proxy is executed properly and returned, shares represented by it will be voted at the Meeting, and any postponement or adjournment thereof (including any adjournment for the purpose of soliciting further votes in favor of the proposal), in accordance with the instructions on the Proxy, but if no instructions are specified, shares will be voted FOR the change in the Fund's investment objective (the "Proposal"). A proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Fund, by submitting a subsequently executed and dated proxy or by attending the Meeting and voting in person.

         If a stockholder owns shares of the Fund in violation of applicable law, including the Investment Company Act of 1940 (the "1940 Act"), the Fund may determine that any vote attributable to such shares will not be counted, or that such shares will not be counted for quorum purposes, or both. Under Section 12(d)(1) of the 1940 Act, the acquisition of more than 3% of the Fund's common stock by another fund (whether registered, private or offshore) is unlawful. The votes cast on behalf of any such fund or by any other stockholder whose holdings are unlawful may be invalid. There is legal uncertainty about the operation of
Section 12(d)(1) and about the Fund's right under federal and state law to invalidate votes cast by any person whose Fund shares are held in violation of law. The Fund is prepared, if necessary, to seek judicial resolution of these matters in any particular case.

         The close of business on _____ __, 2005 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. On that date, the Fund had _________ shares of Common Stock outstanding and entitled to vote. Each share will be entitled to one vote on each matter that comes before the Meeting. It is expected that the Notice of Special Meeting, this Proxy Statement and the form of Proxy will first be mailed to stockholders on or about _______ __, 2005. If you hold your shares in a brokerage or bank account, your broker or bank may allow you to vote your shares by telephone or internet. Please consult the materials you receive from your broker or bank prior to voting by telephone or internet.

         Approval of the change in the Fund's investment objective requires approval of a majority of the Fund's outstanding voting securities, which is defined in the 1940 Act as the lesser of (1) 67% of the Fund's shares present at a meeting of its stockholders if the holders of more than 50% of the shares of the Fund then outstanding are present in person or by proxy or (2) more than 50% of the Fund's outstanding shares (a "Majority Vote"). The Fund intends to treat properly executed proxies that are marked "abstain" and broker non-votes as present for the purpose of establishing a quorum. A "broker non-vote" is deemed to have occurred when a proxy received from a broker indicates that the broker does not have discretionary authority to vote the shares on the matter. Because a Majority Vote requires a proportion of shares present at the Meeting or a proportion of shares outstanding, abstentions and broker non-votes will have the effect of votes "against" the Proposal.


                                  INTRODUCTION

         The Board of Directors of the Fund has considered and voted to approve certain matters that, subject to stockholder approval, would change the investment objective of the Fund to seeking long-term capital appreciation primarily through investment in equity or equity-linked securities of companies domiciled in countries in Europe (as defined herein) that utilize the Euro currency.

         The proposed changes, together with related modifications to the investment policies of the Fund, which are set forth in Appendix A to this Proxy Statement under "Investment Objective and Policies," are referred to as the "Proposed Investment Strategy". The Board of Directors has also approved a change in the name of the Fund to "The European Equity Fund, Inc.", to become effective only if the change of investment objective is approved by stockholders. The Fund's New York Stock Exchange trading symbol would be changed to "___".

         The proposed changes to the Fund's investment objective are based upon the determination by the Board of Directors, with advice of Deutsche Investment Management Americas, Inc., the Fund's manager (the "Manager") and Deutsche Asset Management International GmbH, the Fund's investment adviser (the "Investment Adviser"), that particularly after the introduction of the Euro as single currency and further steps toward European integration, investment opportunities in large capitalization German equities should be expanded to a geographically broader range of large capitalization companies. The Board believes that the economies and securities markets of the countries utilizing the Euro currency now have sufficient similarities and linkages to justify this expanded investment focus. Utilizing the Euro currency countries exposes the Fund to no other currency risks different from those which it currently experiences through investment in issuers domiciled in Germany, which is one of the countries utilizing the Euro.

         If stockholders approve the Proposal, the Fund intends to conduct a tender offer for 20% of its outstanding shares at a price of 95% of net asset value per share as at the end of the tender period, subject to applicable rules of the Securities and Exchange Commission ("SEC"). This price represents a premium over today's market price. The tender offer would be commenced within two months after stockholder approval of the Proposal. If stockholders do not approve the Proposal, the Fund will not be committed to conduct the tender offer.

         Set forth below is a summary of the Proposal:

         CHANGE OF THE FUND'S INVESTMENT OBJECTIVE. The current investment objective of the Fund is "to seek long-term capital appreciation primarily through investment in equity or equity-linked securities of German companies." The proposed new investment objective would be "to seek long-term capital appreciation primarily through investment in equity or equity-linked securities of issuers domiciled in countries in Europe that utilize the Euro currency."

         TENDER OFFER FOR 20% OF SHARES. If the Proposal is approved by stockholders, the Fund intends to conduct a tender offer for 20% of its outstanding shares at 95% of net asset value per share as at the end of the tender period, representing a premium over today's market price.

         All references in this Proxy Statement to "(euro)" or "Euro" are to the Euro currency and to "$" are to U.S. Dollars.


             PROPOSAL: TO APPROVE A CHANGE IN THE FUND'S INVESTMENT
                                   OBJECTIVE

         CURRENT INVESTMENT OBJECTIVE AND POLICIES. The Fund's current investment objective is to seek long-term capital appreciation through investment primarily in equity or equity-linked securities of German companies. This objective is a fundamental policy that may not be changed without a Majority Vote of the stockholders of the Fund. As a matter of fundamental policy, under normal circumstances, at least 65% of the Fund's total assets must be invested in equity securities of issuers domiciled in Germany. The Fund also has a non-fundamental policy that under normal circumstances at least 80% of the value of its net assets (plus 80% of any borrowing made for investment purposes) must be invested in securities of issuers domiciled in Germany. The Fund may also invest up to 20% of the value of its total assets in Euro-denominated fixed income securities of German issuers.

         PROPOSED INVESTMENT OBJECTIVE AND POLICIES. The Manager and the Investment Advisor have recommended, and the Board has approved and authorized for submission to stockholders, that the Fund's current investment objective be changed to the following objective:

         "To seek long-term capital appreciation through investment primarily in equity or equity-linked securities of issuers domiciled in countries in Europe that utilize the Euro currency."

         No assurance can be given that the Fund will be able to achieve its objective. If this proposed investment objective is adopted, the Fund will, as a matter of fundamental policy, invest under normal market conditions at least 80% of the value of its net assets in the equity and equity-linked securities of issuers domiciled in countries in Europe that utilize the Euro currency (plus 80% of any assets funded with leverage, although the Fund does not borrow money).

         The following 12 European countries currently utilize the Euro currency: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. Any issuers domiciled in a European country that adopts the Euro currency in the future will be eligible for investment by the Fund as part of its 80% fundamental policy. Any issuers domiciled in a European country that ceases utilizing the Euro will become ineligible under this fundamental policy.

         In connection with the Proposed Investment Strategy, the Board of Directors expects to use a European equity index against which to benchmark the Fund's investment performance. The Board's current expectation is to use the MSCI-EMU index, which is an unmanaged capitalization-weighted index that as of June 30, 2005 comprised 319 stocks of companies domiciled in the 12 countries utilizing the Euro currency. Of these stocks, as of June 30, 2005, 112 were considered to be large capitalization (i.e., have a market capitalization greater than (euro) 5 billion), representing 83.6% of the market capitalization of the index. Although not a fundamental policy, the Fund has in the past generally emphasized large capitalization stocks. If the Proposed Investment Strategy is adopted, the Fund will be able to invest in an expanded universe of equities, including in mid-cap and small-cap stocks.

         At June 30, 2005, issuers domiciled in the 12 Euro currency countries represented the following percentages of the MSCI-EMU index by market capitalization:



             PERCENTAGE                PERCENTAGE                     PERCENTAGE
                 OF                        OF                              OF
COUNTRY        INDEX        COUNTRY      INDEX        COUNTRY            INDEX
-------        -----        -------      -----        -------            -----
Austria        1.29%        Germany      19.97%       Luxembourg              -
Belgium        3.90%        Greece        1.70%       The Netherlands    14.36%
Finland        4.48%        Ireland       2.38%       Portugal            0.85%
France        27.97%        Italy        11.57%       Spain              11.55%


         Under the Proposed Investment Strategy, the Fund may invest up to 20% of the value of its net assets in securities of issuers domiciled in countries of Europe that do not use the Euro currency. The countries comprising "Europe" are listed in

Appendix A. Any future country or countries (or other political entity) formed by combination or division of the countries comprising Europe shall also be deemed to be included within the term "Europe". Other non-fundamental investment policies of the Fund that have been approved by the Board, effective upon implementation of the Proposed Investment Strategy, are described in Appendix A under "Investment Objective and Policies".

         There will be no prescribed limit on geographic asset distribution within Europe and, from time to time, a significant portion of the Fund's assets may be invested in companies domiciled in as few as three countries.

         The Board of Directors has adopted a non-fundamental policy that for the time being the Fund will not invest more than 15% of its total assets in any one issuer.

         See "Investment Objective and Policies" in Appendix A for a description of the investment policies of the Fund as amended to take account of the Proposed Investment Strategy and related changes to its investment policies.

         EFFECT OF ADOPTION OF THE PROPOSAL. The Fund has not previously been permitted under normal market conditions to invest less than 80% of the value of its net assets in equity and equity-linked securities of German companies. Upon the adoption of the Proposal by the stockholders, the Fund will be permitted to invest all of its assets outside Germany, subject to the requirement that under normal circumstances at least 80% of the value of its net assets must be invested in European countries that utilize the Euro currency.

         TENDER OFFER. If the Proposal is approved, the Fund intends to conduct a tender offer to repurchase up to 20% of its outstanding shares. The tender offer price will be 95% of net asset value per share as at the end of the tender period, subject to applicable SEC rules. At [July 22, 2005], 95% of net asset value per share represented a premium to the closing market price that day (which was equivalent to [88.44%] of net asset value). The purpose of the tender offer is to create some additional market liquidity for stockholders who do not wish to own shares in a European-oriented fund and instead wish to sell their shares. The tender offer will increase somewhat the Fund's net asset value per share, but will also increase somewhat its expense ratio. A repurchase of 20% of the Fund's shares at 95% of net asset value per share would increase the net asset value per share by 1.25%. Conversely, if the Fund's average net assets were 20% lower in 2004, its expense ratio would have been 1.65% instead of 1.58%.

         Participation in the tender offer by stockholders will be voluntary on their part. If 20% or less of the Fund's shares are tendered, the Fund will purchase all tendered shares. If more than 20% of the Fund's shares are tendered, tendering stockholders will be allowed to participate pro rata in proportion to the amounts they have tendered, subject to the limited exceptions permitted by the SEC rules.

         The Fund expects to conduct the tender offer within two months after approval of the Proposal. If the Proposal is not approved, the Fund will not be committed to conduct the tender offer.

         TRANSITION. If stockholders approve the Proposal, the Fund anticipates that its transition to European-oriented investing will be completed within [three] months.

         RECOMMENDATION. The Board unanimously recommends a vote FOR the Proposal.

         REQUIRED VOTE. A Majority Vote of the Fund's stockholders entitled to vote is required to approve the amendment to the Fund's investment objective.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         As of ________ __, 2005 no person, to the knowledge of management, owned of record or beneficially more than 5% of the outstanding Common Stock of the Fund, other than as set forth below:

NAME AND ADDRESS              AMOUNT AND NATURE OF        PERCENT OF OUTSTANDING
OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP              COMMON STOCK
-------------------           --------------------        ----------------------
Wachovia Corp.(1)                   986,130                       6.15%
One Wachovia Center
Charlotte, NC  28288-0137

(1) This information is based exclusively on information provided by such entity on Schedule 13G filed with respect to the Fund on February 14, 2005.

         The percentage of shares of Common Stock of the Fund beneficially owned by the Fund's Board of Directors as of _________ __, 2005, in the aggregate, did not exceed 1% of the total number of shares of the Fund outstanding, and none of the executive officers of the Fund held any Fund shares as of that date. Directors who are German residents would be subject to adverse German tax consequences if they owned shares of a fund organized outside of Germany, such as the Fund, that is not subject to German regulation or tax reporting. Holdings of individual directors as of _________ __, 2005 were as follows.

                                                    SHARES OF COMMON STOCK
                                                     BENEFICIALLY OWNED AT
                   DIRECTOR                             _______ __, 2005
                   --------                         -----------------------

              Werner Walbrol
              John H. Cannon
              Ambassador Richard R. Burt

                                                    SHARES OF COMMON STOCK
                                                     BENEFICIALLY OWNED AT
                   DIRECTOR                             _______ __, 2005
                   --------                         -----------------------

              Robert H. Wadsworth
              John Bult


The mailing address of all directors and officers with respect to Fund operations is c/o Deutsche Investment Management Americas, Inc., 345 Park Avenue, NYC20-2799, New York, New York 10154.

                    ADDRESS OF INVESTMENT ADVISER AND MANAGER

         The principal office of Deutsche Asset Management International GmbH, the Fund's investment adviser, is located at Mainzer Landstrasse 178-190, D-60327 Frankfurt am Main, Federal Republic of Germany. The corporate office of Deutsche Investment Management Americas Inc., the Fund's manager, is located at 345 Park Avenue, New York, New York 10154.


                                  OTHER MATTERS

         No business other than as set forth herein is expected to come before the Meeting, but should any other matter requiring a vote of stockholders properly come before the Meeting, including any question as to an adjournment of the Meeting, the persons named in the enclosed Proxy will vote thereon according to their discretion. Abstentions and broker non-votes shall have no effect on the outcome of a vote to adjourn the Meeting.


                              STOCKHOLDER PROPOSALS

         In order for stockholder proposals otherwise satisfying the eligibility requirements of SEC Rule 14a-8 to be considered for inclusion in the Fund's proxy statement for the 2006 Annual Meeting, the proposals must be received at The Germany Fund, Inc., c/o Deutsche Asset Management, 345 Park Avenue, NYC20-2799, New York, New York 10154, Attention: Secretary, on or before January 18, 2006.

         In addition, the Fund's Bylaws currently provide that if a stockholder desires to bring business (including director nominations) before the 2006 Annual Meeting (whether or not such business is the subject of a proposal timely submitted for inclusion in the Fund's proxy statement), written notice of such business as prescribed in the Bylaws must be delivered to the Fund's Secretary, at the principal executive offices of the Fund, between January 18, 2006 and February 17, 2006. For additional requirements, the stockholder should refer to the Bylaws, a current copy of which may be obtained without charge upon request from the Fund's Secretary. If the Fund does not receive timely notice pursuant to the Bylaws, the proposal may be excluded from consideration at the meeting, regardless of any earlier notice provided in accordance with SEC Rule 14a-8.


                         EXPENSES OF PROXY SOLICITATION

         The cost of preparing, assembling and mailing material in connection with this solicitation will be borne by the Fund. In addition to the use of mails, proxies may be solicited personally by regular employees of the Fund or the Manager or by telephone or telegraph. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation materials to their principals to obtain authorization for the execution of proxies, and the Fund will reimburse them for such out-of-pocket expenses. It is anticipated that the cost of such supplementary solicitation, if any, will be nominal. The Fund has also made arrangements with Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies, if called upon by the Fund, at an estimated fee not to exceed $_______, plus reimbursement of normal expenses.


                             ANNUAL REPORT DELIVERY

         The Fund will furnish, without charge, a copy of its annual report for the fiscal year ended December 31, 2004 and the most recent semi-annual report, if any, to any stockholder upon request. Such requests should be directed by mail to The Germany Fund, Inc., c/o Deutsche Asset Management, 345 Park Avenue, NYC20-2799, New York, New York 10154 or by telephone to 1-800-437-6269. Annual reports are also available on the Fund's web site: www.germanyfund.com.





                                                              Carole Coleman
                                                              Secretary

Dated: _______ __, 2005

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE FUND.